                                                                EXHIBIT 10 E

                               KMART CORPORATION
                       PERFORMANCE RESTRICTED STOCK PLAN




1.  Purpose

       The Kmart Corporation Performance Restricted Stock Plan (the "Plan") is intended to attract and retain officers and other key senior executive employees of Kmart Corporation (the "Company") and its Subsidiaries (corporations of which a majority of the stock is owned directly or indirectly by the Company and other business entities, a majority of which is owned directly or indirectly by the Company); to increase the proprietary interest in the Company of such persons by providing further opportunity for ownership of the Company's common stock (the "Stock"); and to provide incentives to such persons to contribute to the success of the Company's business.

2.  Administration

       2.1 The Plan shall be administered by the Compensation and Incentives Committee (the "Committee") consisting of not less than two directors of the Company appointed by its Board of Directors. No person may be a member of the Committee if he or she has been, within one year prior to his or her appointment to the Committee, or at any time during his or her service on the Committee, granted an award under the Plan or any other plan of the Company or any of its Subsidiaries to the extent such grant would cause such person to fail to be a "disinterested person" under subsection (c)(2) of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time ("Rule 16b-3"); provided, however, that membership on the Committee shall not affect or impair any right of a member with respect to any award granted to him or her when he or she was not a member of the Committee.

       2.2 The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate.
The interpretation and application of the Plan or of any term or condition of a grant under the Plan or of any rule, regulation or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determinations shall be final and binding on all persons.

3.  Awards

       3.1 The Committee may grant awards under the Plan ("Awards") to officers and other key senior executive employees of the Company or its Subsidiaries, including directors who are full time employees. Awards shall consist of shares of Stock which are restricted as provided herein ("Restricted Stock") or an agreement to issue Stock or Restricted Stock upon the satisfaction of such terms and conditions as may be prescribed by the Committee, or a combination thereof, and shall be evidenced by a written agreement ("Agreement").

       3.2 The Committee shall have the sole discretion, in accordance with the provisions of the Plan, to determine (i) the time or times when Awards are granted, (ii) to whom an Award is granted (a "Participant"), (iii) the number of shares of Stock or Restricted Stock which may be issued to a Participant,
(iv) the period and terms and conditions of each Award and of the restrictions applicable thereto, and (v) the form and provisions of each Agreement, which in each case need not be the same as to each Participant or Award. In making such determinations, the Committee shall consider the position and responsibilities of the employee, the nature and value to the Company of his or her services, his or her present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant.

       3.3 Awards granted under the Plan shall be subject to and governed by the provisions of the Plan and the Agreement evidencing the Award, and by such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

       3.4 A person to whom an Award is granted shall not have any rights with respect to such Award unless and until he or she shall have executed the Agreement evidencing the Award. If an Award or any term or condition of an Award is rejected or not accepted in a timely manner, such Award shall be deemed to have not been granted and shall be of no effect.

4.     Shares of Stock

       Shares of Stock which may be subject to Awards or issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company, provided that the total amount of Stock which may be subject to Awards or issued under the Plan shall not exceed 4,000,000 shares. Such number of shares is subject to adjustment in accordance with Section 7 hereof. In the event that any Award or portion thereof is forfeited, or any shares of Restricted Stock are forfeited and reacquired by the Company, the shares forfeited or allocable to such forfeiture shall again become available for use under the Plan to the extent permitted by Rule 16b-3.

5.     Rights of Participant

       5.1 A Participant shall have no rights as a stockholder with respect to shares of Stock or Restricted Stock under the Plan until the issuance of a certificate evidencing such shares or the Participant's Restricted Stock Account has been credited with such shares.

       5.2 Upon the issuance of shares of Restricted Stock, either (i) a stock certificate or certificates representing such shares shall be registered in the Participant's name, shall bear an appropriate legend referring to the restrictions applicable thereto, and shall be held in custody by the Company or its designee for the account of the Participant, or (ii) the Company's stock transfer agent or other designee shall credit such shares to the Participant's Restricted Stock account, which shares shall be subject to the restrictions applicable thereto under the Plan.

       5.3 Except as provided in the Plan or in the Agreement evidencing the Award, a Participant to whom Restricted Stock is issued shall generally have the rights and privileges of a stockholder as to the Restricted Stock, including the right to vote such shares.

       5.4 At the discretion of the Committee, dividends with respect to Restricted Stock may be either paid to the Participant or withheld by the Company for the Participant's account, and interest may be paid on any dividends withheld at a rate and subject to such terms as determined by the Committee.

       5.5 No Award or shares of Restricted Stock or the right to vote or receive dividends on such shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, or subject to any debts or liabilities of a Participant.

       5.6 Unless and until the restrictions and other terms and conditions applicable to an Award or shares of Restricted Stock expire or are terminated or otherwise satisfied, such Award or shares of Restricted Stock and any dividends applicable thereto which were withheld by the Company (and any interest thereon) shall be forfeited and reacquired by the Company if the Participant's employment with the Company or any of its Subsidiaries terminates. Employment with a Subsidiary shall be deemed terminated on the date a former Subsidiary ceases to be a Subsidiary of the Company.

       5.7 If and to the extent that the restrictions and other terms and conditions applicable to an Award or shares of Restricted Stock do not expire or are not terminated or otherwise satisfied, such Award or such shares of Restricted Stock and any dividends applicable thereto which were withheld by the Company (and any interest thereon) shall be forfeited and reacquired by the Company, and all rights of the Participant shall terminate to the extent of the forfeiture without further obligation on the part of the Company.

       5.8 The Committee may in its discretion terminate, shorten or accelerate any period of restrictions or waive any terms or conditions applicable to all or any portion of an Award or shares of Restricted Stock, including without limitation in the event of the Participant's death, disability or retirement.

       5.9 Upon the expiration or termination of the restrictions and the satisfaction of any other terms and conditions applicable to an Award and any shares of Restricted Stock issued thereunder, a stock certificate or certificates representing shares of Stock free of the restrictions and any legend, except as may be imposed by law, shall be issued to the Participant or to the Participant's beneficiary, estate or legal representative, as the case may be, along with any dividends applicable thereto which have been withheld by the Company (and any interest thereon). No payment will be required from the Participant for such shares (other than the rendering of services to the Company or a Subsidiary as provided in the Agreement), except as to any applicable taxes which are required to be withheld.

       5.10 The Company may defer delivery of Stock until satisfactory arrangements have been made for the payment of any tax attributable to delivery of Stock hereunder. The Committee may, in its sole discretion, permit a Participant to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of all taxes arising in connection with the delivery of Stock by electing to (i) have the Company withhold whole shares of Stock, or (ii) deliver other whole shares of Stock previously owned by the Participant having a fair market value not greater than the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the Participant's estimated total Federal, State and local tax obligations associated with the transaction.

6.     Employment

       Neither the action of the Company in establishing the Plan, nor any provision of the Plan, nor any term or condition of any Award or Agreement, nor any action taken by the Committee, the Company or any Subsidiary pursuant to the Plan, shall give or be construed as giving a Participant or any other employee any right to be retained in the employ of the Company or of any Subsidiary, or affect or limit in any way the right of the Company or any Subsidiary to terminate the employment of a Participant or any other employee.

7.     Capital Adjustments

       In the event of an increase or decrease in the number of issued shares of Stock as a result of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of shares of Stock, the Committee may make such adjustment in the number of shares of Stock which may be issued under the Plan or which are subject to Awards as it deems appropriate.

8.     Term of Plan

       8.1 The Plan, which was approved by the Board of Directors of the Company on March 22, 1988, shall become effective as of May 24, 1988 upon approval by the stockholders of the Company; provided, however, if prior approval is required by any governmental agency, the Plan shall not become effective until such approval is obtained.

       8.2 No Award shall be granted under the Plan after March 21, 1998. Awards granted prior thereto, however, may extend beyond such period and the provisions of the Plan shall continue to apply thereto.

9.     Amendments

       9.1 The Board of Directors of the Company may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 to be applicable to the Plan shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon. Any such amendment may be effective in respect of all past and future Awards granted hereunder in the sole discretion of the Board of Directors of the Company.

       9.2 The Plan and each Award under the Plan shall be subject to all applicable laws, rules, regulations and governmental and stockholder approvals, and the Committee may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

10.    Severability

       If any provision of the Plan, or any term or condition of any Award or Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstances is invalid, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Committee, such provision, term or condition may be amended to avoid such invalidity), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.





(As amended April 27, l993)